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                                                                     EXHIBIT 3.2


                               State of Delaware

                        Office of the Secretary of State                  Page 1

                        --------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WMA INTERNATIONAL CORPORATION", CHANGING ITS NAME FROM "WMA INTERNATIONAL CORPORATION", TO "THE WMA CORPORATION", FILED IN THIS OFFICE ON THE FOURTH DAY OF MARCH, A.D. 1998, AT 3 O'CLOCK P.M.






                                       SEAL         /s/ Edward J. Freel
                                           -------------------------------------
                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:  8953394

                                                    DATE:  03-04-98




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                               STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION
                         WMA INTERNATIONAL CORPORATION
         ----------------------------------------------------------
         a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.
         DOES HEREBY CERTIFY:
         FIRST: That at a meeting of the Board of Directors of WMA
           International Corporation on December 9, 1997
         ----------------------------------------------------------
         resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

              The name of the corporation is The WMA Corporation.

         ----------------------------------------------------------
         ----------------------------------------------------------

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

         IN WITNESS WHEREOF, said WMA International Corporation has caused this certificate to be signed by

         Thomas W. Montgomery, an Authorized Officer, this 4th day of March,
         1998.


                                    By  /s/ Thomas W. Montgomery
                                       -------------------------
                     TITLE OF OFFICER:  Executive Vice President
                                       -------------------------